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Filed pursuant to Rule 424(b)(2)
Registration Number 333-134327

Information contained in this prospectus supplement is subject to completion or amendment. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2009

Preliminary Prospectus Supplement
February             , 2009
(To Prospectus dated May 22, 2006)

$

% Global Notes due            , 2014

        Hewlett-Packard Company is offering $                        of our            % Global Notes due                        , 2014. The        % Global Notes will bear interest at a rate of            % per annum. We will pay interest semi-annually on the            % Global Notes on each                        and                         , beginning                         , 2009. The            % Global Notes will mature on                        , 2014. We refer to the            % Global Notes as the Global Notes.

        We may redeem some or all of the Global Notes at any time at the redemption prices described beginning on page S-14. The Global Notes are senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. There is no sinking fund for the Global Notes. The Global Notes are not and will not be listed on any securities exchange.

        See "Risk Factors" beginning on page S-10 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the Global Notes.

	Price to Public(1)		Underwriting Discount		Proceeds, Before Expenses, to HP
Per Global Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from February     , 2009 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the Global Notes in book-entry form only will be made through The Depository Trust Company on or about February     , 2009. The Global Notes will be approved for clearance through the Clearstream and Euroclear systems.

Joint Book Running Managers

Banc of America Securities LLC

Credit Suisse

Deutsche Bank Securities

Morgan Stanley

RBS Greenwich Capital

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this document is accurate only as of the date of this document or as of its date, as applicable.

        In this prospectus supplement and the accompanying prospectus, unless otherwise specified or unless the context otherwise requires, references to "USD," "dollars," "$" and "U.S.$" are to U.S. dollars, and references to "Hewlett-Packard," "HP," "we," "us" or "our" refer to Hewlett-Packard Company, and not to any of our subsidiaries unless otherwise indicated.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our and our consolidated subsidiaries' results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the execution and performance of contracts by us and our customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described herein, and in HP's other filings with the Securities and Exchange Commission, including but not limited to HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2008. We assume no obligation and do not intend to update these forward-looking statements.

SUMMARY

        You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our consolidated condensed financial statements and related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in this prospectus supplement and in the documents incorporated by reference.

About Hewlett-Packard Company

        HP is a leading global provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses ("SMBs") and large enterprises, including in the public and education sectors. Our offerings span:

  •
  personal computing and other access devices,

  •
  imaging and printing-related products and services,

  •
  enterprise information technology infrastructure, including enterprise storage and server technology software that optimizes business technology investments, and

  •
  multi-vendor customer services, including technology services, applications services, infrastructure technology outsourcing and business process outsourcing.

        Our operations are organized into seven business segments: Enterprise Storage and Servers ("ESS"), Services, HP Software, the Personal Systems Group ("PSG"), the Imaging and Printing Group ("IPG"), HP Financial Services ("HPFS") and Corporate Investments. ESS, Services and HP Software are reported collectively as a broader Technology Solutions Group ("TSG"). While TSG is not a business segment, this aggregation provides a supplementary view of our business. In each of the past three fiscal years, notebooks, desktops and printing supplies each accounted for more than 10% of our consolidated net revenue.

Technology Solutions Group

        TSG provides servers, storage, software and information technology ("IT") services that enable enterprise and midmarket business customers to better manage their current IT environments and transform IT into a business enabler. TSG products help accelerate growth, minimize risk and reduce costs to optimize the business outcomes of customers' IT investments. Companies around the globe leverage HP's infrastructure solutions to deploy next generation data centers and address business challenges ranging from compliance to business continuity. TSG's modular IT systems and services are primarily standards-based and feature differentiated technologies in areas including power and cooling, unified management, security, virtualization and automation. Each of the three financial reporting segments within TSG is described in detail below.

Enterprise Storage and Servers

        The server market continues to shift towards standards-based architectures as proprietary hardware and operating systems are replaced by industry standard server platforms that typically offer compelling price and performance advantages by leveraging standards-based operating systems and microprocessor designs. At the same time, critical business functions continue to demand scalability and reliability. By providing a broad portfolio of storage and server solutions, ESS aims to optimize the combined product solutions required by different customers and provide solutions for a wide range of operating environments, spanning both the enterprise and the SMB markets. ESS provides storage and server products in a number of categories.

        Industry Standard Servers.    Industry standard servers include primarily entry-level and mid-range ProLiant servers, which run primarily Windows®1, Linux and Novell operating systems and leverage Intel Corporation ("Intel") and Advanced Micro Devices ("AMD") processors. The business spans a range of product lines that include pedestal-tower servers, density-optimized rack servers and HP's BladeSystem family of server blades. In fiscal 2008, HP's industry standard server business continued to lead the industry in terms of units shipped and factory revenue. HP also has a leadership position in server blades, the fastest-growing segment of the market.

        Business Critical Systems.    Business critical systems include Itanium®2-based Integrity servers running on the HP-UX, Windows®, Linux, OpenVMS and NonStop operating systems, including the high-end Superdome servers and fault-tolerant Integrity NonStop servers. Business critical systems also include the Reduced Instruction Set Computing ("RISC")-based servers with the HP 9000 line running on the HP-UX operating system, HP AlphaServers running on both Tru64 UNIX®3 and OpenVMS, and MIPs-based NonStop servers. During 2008, we continued to transition all Business critical systems platforms to Itanium-based servers.

        Storage.    HP's StorageWorks offerings include entry-level, mid-range and high-end arrays, storage area networks, network attached storage, storage management software and virtualization technologies, as well as tape drives, tape libraries and optical archival storage.

Services

        Services provides a portfolio of multi-vendor IT services, including technology services, applications services, infrastructure technology outsourcing and business process outsourcing. Services also offers a variety of services tailored to particular industries such as communications, media and entertainment, manufacturing and distribution, financial services, health and life sciences and the public sector, including government services. Services collaborates with the Enterprise Storage and Servers and HP Software organizations, as well as with third-party system integrators and software and networking companies to bring solutions to HP customers. Services also works with IPG and PSG to provide managed print services, end user workplace services, and mobile workforce productivity solutions to enterprise customers. The business operations that we acquired through our acquisition of Electronic Data Systems Corporation ("EDS") in August 2008 were added to those of Services for financial reporting purposes in the fourth quarter of 2008.

        Technology Services.    Services provides a range of technology services from standalone product support to high availability services for complex, global, networked, multi-vendor environments. This business also manages the delivery of product warranty support through its own service organization, as well as through authorized partners.

        Applications Services.    Services helps organizations plan, develop, integrate and manage custom applications that span the entire application lifecycle and application environment, including custom, packaged, legacy and web applications. Application services range from applications development and management to the development of integrated applications and industry-specific solutions.

        Infrastructure Technology Outsourcing.    Services delivers data centers services that address the business and technology needs of organizations for hosting and storage services; networking services that assist organizations in optimizing in-house network operations; security, compliance and continuity services that enable organizations to operate within industry-specific standards and regulations for security, privacy, business continuity management and risk management; and workplace services that enable organizations to manage and support personal computers ("PCs"), workstations, handheld computing devices and printers.

1
Windows® is a trademark of Microsoft Corporation.
2
Itanium® is a trademark of Intel Corporation.
3
UNIX® is a trademark of The Open Group.

        Business Process Outsourcing.    Services provides organizations with business-focused finance and accounting back-office solutions, including billing and clearing services; card processing services; credit services; customer relationship management services; document processing services; finance and accounting services; human resources outsourcing services; insurance services; and payment services. Services also provides outsourcing services to government agencies, including fiscal agent services; decision support services; fraud, waste and abuse protection services; integrated pharmacy services; Health Insurance Portability and Accountability Act (HIPAA) compliance services; immunization registry and tracking services; and case management services.

HP Software

        HP Software is a leading provider of enterprise and service provider software and services. Our portfolio consists of:

        Enterprise IT Management Software.    Enterprise IT management software solutions, including support and professional services, allow customers to manage their IT infrastructure, operations, applications, IT services and business processes. These solutions also include tools to automate data center operations and IT processes. We market these solutions as the HP Business Technology Optimization suite of products and services. We deliver these solutions in the form of traditional software licenses and, in some cases, via the Software as a Service (SaaS) distribution model.

        Information Management and Business Intelligence Solutions.    Information management and business intelligence solutions include our enterprise data warehousing, information business continuity, data availability, compliance and e-discovery products that enable our customers to extract more value from their structured and unstructured data and information. These solutions include the enterprise records management software that we acquired through our acquisition of Tower Software in fiscal 2008.

        OpenCall Solutions.    OpenCall solutions is a suite of comprehensive, carrier-grade software platforms for service providers that enable them to develop and deploy next-generation voice, data and converged network services.

Personal Systems Group

        PSG is the leading provider of PCs in the world based on unit volume shipped and annual revenue. PSG provides commercial PCs, consumer PCs, workstations, handheld computing devices, calculators and other related accessories, software and services for the commercial and consumer markets. We group commercial desktops, commercial notebooks and workstations into commercial clients and consumer desktop and consumer notebooks into consumer clients when describing our performance in these markets. Like the broader PC market, PSG continues to experience a shift toward mobile products such as notebooks. Both commercial and consumer PCs are based predominately on the Windows® operating system and use Intel and AMD processors.

        Commercial PCs.    PSG offers a variety of personal computers optimized for commercial uses, including enterprise and SMB customers, and for connectivity and manageability in networked environments. These commercial PCs include primarily the HP Compaq business desktops, notebooks, and Tablet PCs, the HP EliteBook line of Mobile Workstations and professional notebooks, as well as the HP Mini-Note PC, HP Blade PCs, Retail POS systems, and the HP Compaq and Neoware Thin Clients.

        Consumer PCs.    Consumer PCs include the HP Pavilion and Compaq Presario series of multimedia consumer desktops and notebooks, as well as the HP Pavilion Elite desktops, HP HPDX Premium notebooks and Touchsmart PCs, as well as Voodoo Gaming PCs, which are targeted at the home user.

        Workstations.    Workstations are individual computing products designed for users demanding enhanced performance, such as computer animation, engineering design and other programs requiring high-resolution graphics. PSG provides workstations that run on both Windows® and Linux-based operating systems.

        Handheld Computing.    PSG provides a series of HP iPAQ Pocket PC handheld computing devices that run on Windows® Mobile software. These products range from basic PDAs to advanced devices with voice and data capability.

        Digital Entertainment.    PSG's digital entertainment products are targeted at the intersection of the personal computing and consumer electronics markets and span a range of products and product categories that allow customers to enjoy a broad range of digital entertainment experiences. PSG's digital entertainment products include the Media Smart home servers, HD DVD and RW drives and DVD writers.

Imaging and Printing Group

        IPG is the leading imaging and printing systems provider in the world for consumer and commercial printer hardware, printing supplies, printing media and scanning devices. IPG is also focused on imaging solutions in the commercial markets, from managed print services solutions to addressing new growth opportunities in commercial printing and capturing high-value pages in areas such as industrial applications, outdoor signage, and the graphic arts business. When describing our performance in this segment, we group inkjet printer units and retail products and services into consumer hardware, LaserJet and enterprise solutions and graphic solutions into commercial hardware and break out printer supplies separately.

        Inkjet and Web Solutions.    This unit delivers our consumer and SMB inkjet solutions (hardware, ink, media) as well as developing our retail and web businesses. It includes single function and all-in-one inkjet printers targeted toward consumers and SMBs as well as retail publishing solutions, Snapfish, and Logoworks.

        LaserJet and Enterprise Solutions.    This unit is focused on delivering products and services to the enterprise segment. It includes LaserJet printers and supplies, Edgeline, scanners, enterprise software solutions such as Exstream Software and Web Jetadmin, managed print services products and solutions, and Halo telepresence.

        Graphics Solutions.    Graphics solutions include large format printing (Designjet, Scitex, ColorSpan and NUR), large format supplies, WebPress supplies, Indigo printing, specialty printing systems, inkjet high-speed production solutions and light production solutions.

        Printer Supplies.    Printer supplies include LaserJet toner, inkjet cartridges, graphic solutions ink products, including inks for our large format, super-wide and digital press products, and other printing-related media. These supplies include HP-branded Vivera and ColorSphere ink and HP Premium and Premium Plus photo papers, which are designed to work together as a system to produce faster prints with improved resistance to fading, increased print quality and better affordability.

HP Financial Services

        HPFS supports and enhances HP's global product and service solutions, providing a broad range of value-added financial life cycle management services. HPFS enables our worldwide customers to acquire complete IT solutions, including hardware, software and services. The group offers leasing, financing, utility programs and asset recovery services, as well as financial asset management services for large global and enterprise customers. HPFS also provides an array of specialized financial services to SMBs and educational and governmental entities. HPFS offers innovative, customized and flexible alternatives to balance unique customer cash flow, technology obsolescence and capacity needs.

Corporate Investments

        Corporate Investments includes Hewlett-Packard Laboratories, also known as HP Labs, and certain business incubation projects. Revenue in this segment is attributable to the sale of certain network infrastructure products, including Ethernet switch products that enhance computing and enterprise solutions under the brand "ProCurve Networking." During fiscal year 2008, we completed the acquisition of Colubris Networks, Inc., a privately-held global provider of intelligent wireless networks for enterprises and service providers. We integrated Colubris' extensive product line into our ProCurve Networking product portfolio. Corporate Investments also derives revenue from licensing specific HP technology to third parties.

        HP was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, we changed our state of incorporation from California to Delaware. Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. Our telephone number is (650) 857-1501.

 The Offering

Issuer	Hewlett-Packard Company.
Securities Offered	$ of our % Global Notes due , 2014.
Maturity Date	The Global Notes will mature on , 2014.
Interest Rate	The Global Notes will bear interest at a rate of % per annum.
Interest Payment Dates	We will pay interest semi-annually on the Global Notes on each and , beginning on , 2009.
Ranking	The Global Notes are senior unsecured obligations of HP and will rank equally with all of HP's other senior unsecured indebtedness from time to time outstanding.
Optional Redemption
We may, at our option, redeem the Global Notes, in whole or in part, at any time at a price equal to the greater of (1) 100% of the principal amount of the Global Notes to be redeemed, and (2) the sum of the present value of the principal amount of the Global Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date discounted from the scheduled payment dates to the redemption date on a semi-annual basis at the Treasury Rate (as defined herein) plus basis points, plus accrued and unpaid interest.
Use of Proceeds
The net proceeds from the sale of the Global Notes will be used for general corporate purposes, including for the repayment of our currently outstanding commercial paper, some of which was issued in connection with our acquisition of EDS.
Governing Law	The indenture provides that New York law shall govern any action regarding the Global Notes brought pursuant to the indenture.

RISK FACTORS

        In consultation with your own financial and legal advisors, and in addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the Global Notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth in "Risk Factors" in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2008, incorporated by reference herein, and that are otherwise described from time to time in HP's reports filed with the Securities and Exchange Commission (the "SEC") subsequent to HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

There May Be an Uncertain Trading Market for the Global Notes

        We cannot assure you that a trading market for the Global Notes will ever develop or will be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include the:

  •
  propensity of existing holders to trade their positions in the Global Notes;

  •
  time remaining to the maturity of the Global Notes;

  •
  outstanding amount of the Global Notes;

  •
  redemption of the Global Notes; and

  •
  level, direction and volatility of market interest rates generally.

The Global Notes are Structurally Subordinated to the Indebtedness of Our Subsidiaries

        The Global Notes are obligations exclusively of HP and not of any of our subsidiaries. A portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Global Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Global Notes). Consequently, the Global Notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Changes in Our Credit Rating May Adversely Affect Your Investment in the Global Notes

        The credit ratings assigned to the Global Notes reflect the rating agencies' assessments of our ability to make payments on the Global Notes when due. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could increase our corporate borrowing costs and affect the market value of your Global Notes. Also, our credit ratings may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Global Notes.

Redemption may Adversely Affect Your Return on the Global Notes

        We have the right to redeem some or all of the Global Notes prior to maturity. We may redeem the Global Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption in a comparable security at an effective interest rate as high as that of the Global Notes.

 USE OF PROCEEDS

        The net proceeds from the sale of the Global Notes are estimated to be approximately $                                    , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

        The net proceeds from the sale of the Global Notes will be used for general corporate purposes, including for the repayment of our currently outstanding commercial paper, some of which was issued in connection with our acquisition of EDS. Pending such uses, we will invest the net proceeds in interest-bearing securities.

 CAPITALIZATION

        The following table sets forth our long-term debt and capitalization as of October 31, 2008, both actual and adjusted to give effect to the sale by us of (i) the Global Notes offered hereby and (ii) our 6.125% Global Notes due March 1, 2014, issued on December 5, 2008.

        This table should be read in conjunction with our consolidated financial statements incorporated by reference in the accompanying prospectus.

	October 31, 2008
	Actual	As Adjusted
	(In Millions, except share data)
Long-term debt:
HP Issued Notes:
U.S. Dollar Global Notes:
$500 issued June 2002 at 6.5%, due July 2012	499		499
$600 issued February 2007 at floating rates, due March 2012	600		600
$900 issued February 2007 at 5.25%, due March 2012	900		900
$500 issued February 2007 at 5.4%, due March 2017	499		499
$1,000 issued June 2007 at floating rates, due June 2009	1,000		1,000
$1,000 issued June 2007 at floating rates, due June 2010	1,000		1,000
$750 issued March 2008 at floating rates, due September 2009	750		750
$1,500 issued March 2008 at 4.5%, due March 2013	1,499		1,499
$750 issued March 2008 at 5.5%, due March 2018	750		750
$2,000 issued December 2008 at 6.125%, due March 2014	—		2,000
$ issued February 2009 at %, due 2014	—

Total HP Issued Notes	$7,497	$

EDS Issued Senior Notes:
$700 issued October 1999 at 7.125%, due October 2009	712		712
$1,100 issued June 2003 at 6.0%, due August 2013	1,150		1,150
$300 issued October 1999 at 7.45%, due October 2029	316		316

Total EDS Issued Notes	2,178		2,178

Other, including capital lease obligations, at 3.75%-8.63%, due 2007-2029	597		597

Fair value adjustment related to SFAS No. 133	78		78
Less current portion	(2,674)		(2,674)

Total long-term debt	$7,676	$

Stockholders' equity:
Preferred Stock, $0.01 par value; 300 million shares authorized; no shares issued and outstanding	—		—
Common Stock, $0.01 par value; 9.6 billion shares authorized, 2.415 billion shares issued and outstanding	$24		$24
Additional paid-in capital	14,012		14,012
Retained earnings	24,971		24,971
Accumulated other comprehensive income	(65)		(65)

Total stockholders' equity	$38,942		$38,942

Total capitalization	$46,618	$

DESCRIPTION OF THE GLOBAL NOTES

        The Global Notes will be issued under an indenture, dated as of June 1, 2000, between HP and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as Trustee, which indenture is more fully described in the accompanying prospectus. The following summary of certain provisions of the Global Notes and of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture. A copy of the indenture has been incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture. The term "Securities," as used in this section, refers to all securities issuable from time to time under the indenture.

General

        All Securities, including the Global Notes, to be issued under the indenture will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. The Global Notes are a series of senior debt securities referred to in the attached prospectus. The indenture does not limit the aggregate principal amount of Securities that may be issued under the indenture. Without the consent of the holders, we may increase the aggregate principal amount of the Global Notes in the future on the same terms and conditions (except, in some cases, for the initial interest payment date) and with the same CUSIP numbers as the Global Notes being offered hereby. Securities may be issued under the indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time for the Global Notes. The additional securities shall in all cases be fungible with the Global Notes for United States federal tax purposes.

        The Global Notes are being offered initially in the aggregate principal amount of $                        . The Global Notes will mature on                        , 2014. The Global Notes will bear interest at the rate of            % per year, as described under "—Interest." If the maturity date of the Global Notes falls on a day that is not a business day, payment of principal, premium, if any, and interest for the Global Notes then due will be paid on the next business day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the Global Notes will be made by us through the Trustee to the depositary. See "Description of the Debt Securities—Global Securities" in the accompanying prospectus. The Global Notes will be issued in the form of one or more fully registered global securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The covenant provisions of the indenture described under the caption "Description of the Debt Securities—Senior Debt Securities—Covenants in the Senior Indenture" in the accompanying prospectus will apply to the Global Notes.

        We may redeem some or all of the Global Notes at any time, as described below under "—Optional Redemption of Global Notes."

Interest

        The Global Notes will bear interest at the rate of            % per year. We will make interest payments on the Global Notes semi-annually in arrears on                        and                         of each year, beginning on                        , 2009, to the holders of record of the Global Notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the related interest payment date. Interest on the Global Notes will accrue from and including February             , 2009, to but excluding the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to but excluding the next interest payment date or maturity date, as the case may be. Interest on the Global Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date on the Global Notes falls on a date that is not a business day, the interest payment date shall be postponed to the next succeeding business day.

Optional Redemption of Global Notes

        We will have the right to redeem the Global Notes, in whole or in part, at any time on at least 30 days' but no more than 60 days' prior written notice. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Global Notes to be redeemed, and (2) the sum, as determined by us based on the Reference Treasury Dealer Quotations, of the present value of the principal amount of the Global Notes to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date (the "Remaining Life") discounted from the scheduled payment dates to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus            basis points. Accrued and unpaid interest on the principal amount being redeemed will be paid to, but excluding, the redemption date.

        If money sufficient to pay the redemption price of and accrued interest on the Global Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on the Global Notes (or such portion thereof) called for redemption and such Global Notes will cease to be outstanding. If any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.

        If fewer than all of the Global Notes are to be redeemed, the Trustee will select the Global Notes for redemption on a pro rata basis, by lot or by such other method as the Trustee deems appropriate and fair. No Global Notes of $1,000 or less will be redeemed in part.

        "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Dealer appointed by HP as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

        "Comparable Treasury Price" means, with respect to any redemption date, the average of three Reference Treasury Dealer Quotations for such redemption date.

        "Reference Treasury Dealer" means each of Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), HP shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by each Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date; provided that if three such quotations cannot reasonably be obtained by us, but if two such quotations are obtained, then the average of the two quotations shall be used, and if only one such quotation can reasonably be obtained by us, then one quotation shall be used.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the

Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

Book-Entry Notes

        The Depositary, Clearstream and Euroclear.    The Global Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon issuance, the Global Notes will be represented by one or more fully registered global securities. Each global security will be deposited with The Depository Trust Company, as depositary, and registered in the name of Cede & Co. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of such depositary. Investors may elect to hold interests in the global securities through:

  •
  the depositary in the United States; or

  •
  in Europe, (i) Clearstream Banking, société anonyme, referred to in this prospectus supplement as Clearstream, or (ii) Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to in this prospectus supplement as Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the depositary. Citibank, N.A. will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear, and in such capacities are referred to in this prospectus supplement as the U.S. depositaries.

        Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations, referred to in this prospectus supplement as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

        Distributions with respect to the Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

        Euroclear is operated by Euroclear Bank S.A./N.V., referred to in this prospectus supplement in such role as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, referred to in this prospectus supplement as the cooperative. All operations are conducted by Euroclear Bank S.A./N.V. and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters ("Euroclear participants"). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian laws (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to beneficial interests in the Global Notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Bank and by Euroclear.

        Global Clearance and Settlement Procedures.    Initial settlement for the Global Notes will be made in immediately available funds. Secondary market trading between the depositary participants will occur in the ordinary way in accordance with the depositary's rules and will be settled in immediately available funds using the depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the depositary, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in the depositary in accordance with the depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Global Notes in the depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositary.

        Because of time-zone differences, credits of Global Notes received in Clearstream or Euroclear as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and will be credited the business day following the depositary settlement date. Such credits or any transactions in such Global Notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Global Notes by or through a Clearstream participant or a Euroclear participant to a depositary participant will be received with value on the depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depositary.

        Although the depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Global Notes among participants of the depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Defeasance

        The provisions of the indenture relating to defeasance and covenant defeasance described under the caption "Description of Debt Securities—Satisfaction and Discharge; Defeasance" in the accompanying prospectus will apply to the Global Notes.

Sinking Fund

        There will not be a sinking fund for the Global Notes.

Governing Law

        The indenture provides that New York law shall govern any action regarding the Global Notes brought pursuant to the indenture.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following summary describes the material United States federal income and estate tax considerations of ownership and disposition of the Global Notes. This summary provides general information only and is directed solely to original beneficial owners who purchase Global Notes at the "issue price," that is, the first price at which a substantial amount of the Global Notes is sold to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing administrative pronouncements and judicial decisions, existing Treasury Regulations currently in effect, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income or estate tax consequences of owning or disposing of the Global Notes. This summary deals only with Global Notes held as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to beneficial owners in light of their particular circumstances, such as persons subject to the alternative minimum tax provisions of the Code or a United States person whose functional currency is not the U.S. dollar or to beneficial owners subject to special rules, such as certain financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting, persons holding the Global Notes in connection with a hedging, "straddle," conversion or other integrated transaction, persons deemed to sell notes under the constructive sale provisions of the Code, or persons who have ceased to be either United States citizens or taxed as resident aliens. Finally, the summary does not describe the effect of the United States federal estate and gift tax laws on United States persons or the effects of any applicable foreign, state or local laws.

        If a partnership holds the Global Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding the Global Notes should consult their own tax advisors.

        Persons considering the purchase of the Global Notes should consult their own tax advisors with regard to the application of the United States federal income and estate tax laws to their particular situations, as well as any tax consequence arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to United States Persons

        For purposes of the following discussion, a "United States person" means a beneficial owner of a Global Note that is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States; or

  •
  a corporation (other than an "S" corporation) or other entity taxable as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States, any state or the District of Columbia; or

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust (other than a grantor trust) if (1) a United States court is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        S corporations and grantor trusts are subject to special tax rules and should contact their own tax advisors.

        Payments of Interest.    Interest on a Global Note generally will be taxable to a United States person as ordinary interest income at the time it is accrued or is received in accordance with the United States person's method of accounting for tax purposes.

        Sale, Exchange, Redemption, Retirement or Other Disposition of the Global Notes.    Upon the sale, exchange, redemption, retirement or other disposition of a Global Note, a United States person will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other disposition and the United States person's adjusted tax basis in the Global Note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Global Note. Amounts attributable to accrued interest are treated as interest as described under "—Payments of Interest" above. A United States person's adjusted tax basis in a Global Note generally will equal the cost of the Global Note to the United States person. Gain or loss realized on the sale, exchange, redemption, retirement or other disposition of a Global Note will be capital gain or loss and will be long-term capital gain or loss if the United States person held the Global Note for more than one year. Long-term capital gains of non-corporate taxpayers are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Therefore, United States persons should consult their own tax advisors regarding the treatment of capital gains and losses in their particular circumstances.

        Backup Withholding and Information Reporting.    Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest on a Global Note and to payments of proceeds of the sale, exchange, redemption, retirement or other disposition of a Global Note to certain non-corporate United States persons. The backup withholding tax rate is currently 28%, which will increase to a rate of 31% in 2011. HP, its agent, a broker, or any paying agent, as the case may be, will be required to withhold from any payment a tax at the then applicable rate if:

  •
  the United States person fails to furnish or certify its correct taxpayer identification number to the payor in the manner required;

  •
  fails to certify, under penalty of perjury, that such United States person is not subject to backup withholding; or

  •
  otherwise fails to comply with the applicable requirements of the backup withholding rules.

        Partnerships created or organized in or under the laws of the United States and certain United States grantor trusts will be subject to backup withholding under the same rules as other United States persons. Any amounts withheld under the backup withholding rules from a payment to a United States person may be credited against such United States person's United States federal income tax and may entitle such United States person to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-United States Persons

        As used herein, the term "non-United States person" means a beneficial owner of a Global Note that is, for United States federal income tax purposes:

  •
  a nonresident alien individual; or

  •
  a foreign corporation; or

  •
  an estate or trust (other than a grantor trust or simple trust) that is not a United States person.

        Foreign partnerships, grantor trusts and simple trusts are subject to special tax rules and should contact their own tax advisors.

        Income, Estate and Withholding Tax for Non-United States Persons.    The discussion under this heading is subject to the discussion of backup withholding below.

        Payments of principal and interest on a Global Note that is beneficially owned by a non-United States person will not be subject to United States federal withholding tax, provided that, in the case of interest:

  •
  each of the following conditions is met:

  (1)
  the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of HP stock entitled to vote,

  (2)
  the beneficial owner is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership,

  (3)
  the beneficial owner is not a bank making a loan in the ordinary course of its business, and

  (4)
  the beneficial owner of the Global Note provides an IRS Form W-8BEN or other acceptable documentation that provides its name and address and certifies that it is not a United States person;

  or

  •
  the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax, and the beneficial owner provides an IRS Form W-8BEN or other acceptable documentation claiming the exemption;

  or

  •
  the beneficial owner conducts a trade or business (and, if an income tax treaty applies, maintains a permanent establishment or fixed base) in the United States to which the interest is effectively connected and the beneficial owner provides an IRS Form W-8ECI or other acceptable documentation;

provided that, in each such case, the relevant IRS Form or documentation is delivered pursuant to applicable procedures, is properly transmitted to the person otherwise required to withhold United States federal income tax, and is updated and resubmitted when required; and, provided further, that none of the persons receiving the relevant IRS Form or documentation has actual knowledge or reason to know that the beneficial owner is not entitled to an exemption from withholding tax. If the transmission involves a foreign intermediary (for example, a financial institution) or foreign flow-through entity (for example, a foreign partnership or foreign simple or grantor trust), the intermediary or flow-through entity must properly complete and submit Form W-8IMY and comply with applicable reporting and other requirements.

        A non-United States person will not be subject to United States federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a Global Note unless the gain is effectively connected with the beneficial owner's trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the beneficial owner) in the United States or, in the case of an individual, the beneficial owner is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other disposition occurs and certain other conditions are met.

        A Global Note owned by an individual who at the time of death is not, for United States estate tax purposes, a citizen or resident of the United States generally will not be subject to United States federal estate tax if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of HP stock entitled to vote and, at the time of such individual's death, the income on the Global Note would not have been effectively connected with a United States trade or business of the individual (or, if an income tax treaty applies, with a permanent establishment or fixed base maintained by the individual).

        If a non-United States person owning a Global Note is engaged in a trade or business in the United States, and if interest on the Global Note (or gain realized on its sale, exchange, redemption, retirement or other disposition) is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the beneficial owner in the United States), such owner, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject generally to regular United States income tax on such effectively connected income in the same manner as if it were a United States person. In addition, if such owner is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Global Note will be included in the effectively connected earnings and profits of such owner if such interest or gain, as the case may be, is effectively connected with the conduct by such owner of a trade or business (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by such owner) in the United States.

        The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to a non-United States person that owns a Global Note. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of the Global Notes.

        Backup Withholding and Information Reporting for Non-United States Persons.    Under current Treasury Regulations, backup withholding (currently at a rate of 28%, which will increase to a rate of 31% in 2011) will not apply to payments made by us or a paying agent to an owner in respect of a Global Note if the certifications described above are received, provided in each case that we or the paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a United States person.

        Under current Treasury Regulations, payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of a Global Note effected at a foreign office of a broker (including a custodian, nominee or other agent acting on behalf of the beneficial owner of a Global Note) generally will not be subject to information reporting or backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States federal income tax purposes, a foreign partnership in which United States partners hold more than 50 percent of the income or capital interest, a United States branch of a foreign bank or foreign insurance company treated as a United States person for certain United States tax purposes or a foreign person with certain connections to the United States, then information reporting will be required unless, in general, the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge or reason to know that the payee is a United States person. Payments to or through the United States office of a broker are subject to information reporting and backup withholding unless the beneficial owner certifies, under penalties of perjury on an appropriate withholding certificate, that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

        Non-United States persons owning Global Notes should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption. Backup withholding is not an additional tax but is allowed as a refund or credit against the owner's United States federal income tax, provided the necessary information is furnished to the IRS. Interest on a Global Note that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042-S, which must be filed with the IRS and furnished to such beneficial owner.

        The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon an owner's particular situation. Investors should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Global Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

European Union Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, each member state is required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state; provided, however, that for a transitional period, Austria, Belgium and Luxembourg are instead required to apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

        A number of non-EU countries and certain dependent or associated territories of certain member states, have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a member state. In addition, the member states have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident in one of those territories.

        Investors who may be affected by any of these arrangements are advised to consult with their own professional advisors.

UNDERWRITING

        Under the terms and conditions contained in an underwriting agreement dated February     , 2009, we have agreed to sell to the underwriters named below, for which Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, and each underwriter has agreed severally to purchase, the following principal amounts of the Global Notes set forth opposite its name below.

Underwriter	Principal Amount of Global Notes
Banc of America Securities LLC	$
Credit Suisse Securities (USA) LLC.
Deutsche Bank Securities Inc.
Greenwich Capital Markets, Inc.
Morgan Stanley & Co. Incorporated

Total	$

        The underwriting agreement provides that the underwriters are obligated to purchase all of the Global Notes if any are purchased. In addition, the underwriting agreement provides that, if an underwriter defaults on its purchase obligations, and such underwriter's purchase commitment was less than 10% of the aggregate amount of the Global Notes, the purchase commitments of non-defaulting underwriters with respect to the Global Notes shall be increased proportionately to take up and pay for the Global Notes which the defaulting underwriter failed to purchase. If the defaulting underwriter's purchase commitment was more than 10% of the aggregate principal amount of the Global Notes, the purchase commitments of the non-defaulting underwriters with respect to the Global Notes may be increased or the offering of the Global Notes may be terminated.

        The underwriters propose to offer the Global Notes initially at the public offering price on the cover page of this prospectus supplement and to selected broker-dealers at that price less a concession of            % of the principal amount per Global Note. The underwriters and selected broker-dealers may allow a discount on sales of the Global Notes to other broker-dealers of             % of such principal amount. After the initial public offering of the Global Notes, the public offering prices and concessions and discounts to broker-dealers and other selling terms with respect thereto may be changed.

        We estimate that our out-of-pocket expenses for this offering will be approximately $            .

        We have agreed to indemnify the underwriters against certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in that respect.

        The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, as described below:

  •
  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  •
  Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum.

  •
  Syndicate covering transactions involve purchases of Global Notes in the open market after the distribution of such Global Notes has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Global Notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Global Notes to be higher than it would otherwise be in the absence of such transactions.

        Certain of the underwriters and their respective affiliates have performed from time to time, are currently performing and may perform in the future various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees.

 OFFERING RESTRICTIONS

        The Global Notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

        Each of the underwriters has agreed that it will not offer, sell, or deliver any of the Global Notes, directly or indirectly, or distribute this prospectus supplement or prospectus or any other offering material relating to the Global Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations and which will not impose any obligations on us except as set forth in the underwriting agreement.

        Holders may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which the Global Notes were purchased. These taxes and charges are in addition to the respective public offering prices set forth on the cover page.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Global Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Global Notes to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any company which has two or more of (1) an average of over 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Global Notes to the public" in relation to any Global Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Global Notes to be offered so as to enable an investor to decide to purchase or subscribe the Global Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        Each underwriter has represented and agreed that it and each of its affiliates:

  (a)
  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Global Notes in circumstances in which section 21(1) of FSMA does not apply to us; and

  (b)
  has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the Global Notes in, from or otherwise involving the United Kingdom.

Switzerland

        Each underwriter has represented and agreed that:

        The Global Notes may not and will not be publicly offered, distributed or re-distributed in or from Switzerland and neither the prospectus supplement, accompanying prospectus nor any other offering material relating to the Global Notes may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations. The prospectus supplement, accompanying prospectus or any other offering material relating to the Global Notes may not be copied, reproduced, distributed or passed on to others without our prior written consent. The prospectus supplement, accompanying prospectus or any other offering material relating to the Global Notes do not constitute a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SWX Swiss Exchange (and may not comply with the information standards required thereunder). No application for a listing of the Global Notes on any Swiss stock exchange or other Swiss regulated market has been or will be made, and the prospectus supplement, accompanying prospectus or any other offering material relating to the Global Notes may not comply with the information required under the relevant listing rules.

Hong Kong

        Each underwriter has represented and agreed that:

  (a)
  it has not offered or sold and will not offer or sell, by means of any document, any Global Notes other than:

    •
    in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or

    •
    to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or

    •
    in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong); and

  (b)
  it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation, prospectus or other document relating to the Global Notes (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Global Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

        Each underwriter is aware that the securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and that it will not, directly or indirectly offer or sell any securities in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        Each underwriter is aware that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has severally represented, warranted and agreed that neither this prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Global Notes may be circulated or distributed, nor may the Global Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Each underwriter is aware that where the Global Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Global Notes under Section 275 except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE GLOBAL NOTES

        The validity of the Global Notes will be passed upon for us by Paul T. Porrini, our Vice President, Deputy General Counsel and Assistant Secretary. As to matters of New York law, Mr. Porrini will rely on the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304. The underwriters have been represented by Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

EXPERTS

        The consolidated financial statements of HP appearing in HP's Annual Report (Form 10-K) for the year ended October 31, 2008 including the schedule appearing therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospectus

Hewlett-Packard Company

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS

        We may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares and warrants. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        Our common stock is listed on the New York Stock Exchange, the Nasdaq Stock Market and the Pacific Exchange under the symbol "HPQ."

        See risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2005 as they have and may be updated and modified periodically in our reports filed with the Securities and Exchange Commission (the "SEC") as described in the section entitled "Information Incorporated by Reference" in this prospectus. We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, refer to the section entitled "Plan of Distribution" below. The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sales of those securities.

        Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304, and our telephone number at that location is (650) 857-1501.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

May 22, 2006

Prospectus

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below, including a description of our business, in the sections entitled "Where You Can Find More Information" and "Information Incorporated by Reference."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

        Except as otherwise noted, references in this prospectus to "HP," "we," "us" and "our" are to Hewlett-Packard Company and its consolidated subsidiaries.

 FORWARD-LOOKING STATEMENTS

        This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by the company may contain "forward-looking statements" that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans; any statements concerning expected development, performance or market share relating to products or services; any statements regarding future economic conditions or performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; the execution and performance of contracts by customers, suppliers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of workforce restructuring programs; the outcome of pending legislation and accounting pronouncements; and other risks that are described herein, including but not limited to the risks described in HP's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006 and other reports filed after HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2005. We assume no obligation and do not intend to update these forward-looking statements.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF THE DEBT SECURITIES

        This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

GENERAL

        The debt securities will either be our senior debt securities or our subordinated debt securities. We expect to issue the debt securities under one or more separate indentures between us and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. For additional information, you should look at the applicable form of indenture that is filed as an exhibit to our registration statement on Form S-3 (file number 333-30786), dated March 17, 2000. Each of the indentures is incorporated by reference into this prospectus. In this description of the debt securities, the words "we," "us" or "our" refer only to Hewlett-Packard Company and not to any of our subsidiaries.

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

TERMS OF A PARTICULAR SERIES

        Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date the principal will be payable;

  •
  the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

  •
  the interest rate, if any, payable on overdue installments of principal, premium or interest;

  •
  the place where payments shall be made;

  •
  any mandatory or optional redemption provisions;

  •
  if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

  •
  any defeasance provisions if different from those described below under "Satisfaction and Discharge—Defeasance;"

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents or security registrars;

  •
  any guarantees on the debt securities;

  •
  any security for any of the debt securities;

  •
  any deletions of, or changes or additions to, the events of default or covenants; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement:

  •
  the debt securities will be registered debt securities; and

  •
  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or multiples of $1,000.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates.

EXCHANGE AND TRANSFER

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any potential redemption of debt securities of any series in part, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

GLOBAL SECURITIES

        The debt securities of any series may be represented, in whole or in part by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

  •
  No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing; or

  •
  any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; and

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

        Unless otherwise indicated in the prospectus supplement:

  •
  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

  •
  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

        At our option, however, we may pay interest by mailing a check to the record holder.

        The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

  •
  the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

  •
  the successor assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions are met.

EVENTS OF DEFAULT

        Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

        (1)   failure to pay principal of or any premium on any debt security of that series when due;

        (2)   failure to pay any interest on any debt security of that series for 30 days when due;

        (3)   failure to make any sinking fund payment for 30 days when due;

        (4)   failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

        (5)   our bankruptcy, insolvency or reorganization; and

        (6)   any other event of default specified in the prospectus supplement.

        An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

        (1)   the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

        (2)   the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

        (3)   the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

        We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities;

  •
  providing for a successor trustee;

  •
  curing any ambiguities or inconsistencies;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to sue for any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities;

  •
  adversely affect the right to convert any debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

SATISFACTION AND DISCHARGE; DEFEASANCE

        We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

  •
  to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

        (1)   the limitations on sale and lease-back transactions under the senior indenture;

        (2)   the limitations on liens under the senior indenture;

        (3)   covenants as to payment of taxes and maintenance of properties; and

        (4)   the subordination provisions under the subordinated indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action.

        If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

NOTICES

        Notices to holders will be given by mail to the addresses of the holders in the security register.

GOVERNING LAW

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.

REGARDING THE TRUSTEE

        The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign. J.P. Morgan Trust Company, National Association is also our depositary and affiliates of J.P. Morgan Trust Company, National Association, have performed and continue to perform other services for us in the normal course of business.

SENIOR DEBT SECURITIES

        The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally with all of our other unsecured and non-subordinated senior debt.

COVENANTS IN THE SENIOR INDENTURE

         LIMITATIONS ON LIENS.    Neither we nor any restricted subsidiary will issue, incur, create, assume or guarantee any secured debt without securing the senior debt securities equally and ratably with or prior to that secured debt unless the total amount of all secured debt with which the senior debt securities are not at least equally and ratably secured would not exceed the greater of $500 million or 10% of our consolidated net tangible assets.

         LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS.    Subject to the last paragraph of this section, neither we nor any restricted subsidiary will enter into any lease with a term longer than three years covering any of our principal property or any restricted subsidiary that is sold to any other person in connection with that lease unless either:

        (1)   we or any restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on the principal property involved in such transaction at least equal in amount to the attributable debt with respect to the lease, without equally and ratably securing the senior debt securities, pursuant to "Limitation on Liens" described above; or

        (2)   an amount equal to the greater of the following amounts is applied within 180 days of such sale to the retirement of our or any restricted subsidiary's long-term debt or the purchase or development of comparable property:

  •
  the net proceeds from the sale; or

  •
  the attributable debt with respect to the sale and lease-back transaction.

        However, either we or our restricted subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds as required by (2) above if the sum of the following amounts would not exceed the greater of $500 million or 10% of our consolidated net tangible assets:

  •
  the total amount of the sale and lease-back transactions; and

  •
  the total amount of secured debt.

DEFINITIONS RELATING TO THE SENIOR DEBT SECURITIES

        "attributable debt" with regard to a sale and lease-back transaction means the lesser of:

        (1)   the fair market value of such property as determined in good faith by our board of directors; or

        (2)   discounted present value of all net rentals under the lease.

        "consolidated net tangible assets" means total assets, less reserves, after deducting:

        (1)   total current liabilities, excluding:

    •
    notes and loans payable;

    •
    current maturities of long-term debt;

    •
    current maturities of capital leases; and

        (2)   certain intangible assets, to the extent included in total assets.

        "mortgage" means a mortgage, security interest, pledge, lien, charge or other encumbrance.

        "nonrecourse obligation" means indebtedness substantially related to:

    •
    the acquisition of assets not previously owned by us or any restricted subsidiary; or

    •
    the financing of any project involving the development of our or any of our restricted subsidiaries' property in which the only recourse is to the assets acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction.

        "principal property" means the land, improvements, buildings and fixtures owned by us or a restricted subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and has a book value in excess of .75% of our consolidated net tangible assets as of the determination date. Principal property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

        "restricted subsidiary" means any subsidiary that owns any principal property, but does not include:

    •
    any subsidiary primarily engaged in financing receivables or in the finance business; or

    •
    any of our less than 80%-owned subsidiaries if the common stock of the subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or on the over-the-counter markets.

        "secured debt" means any of our debt or any debt of a restricted subsidiary for borrowed money secured by either a mortgage on any principal property or stock or indebtedness of a restricted subsidiary. Secured debt does not include:

    •
    mortgages on property existing at the time of acquisition of the property by us or any subsidiary, whether or not assumed;

    •
    mortgages on property, shares of stock or indebtedness or other assets of a corporation existing at the time such corporation becomes a restricted subsidiary;

    •
    mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition by us or by a restricted subsidiary (including leases);

    •
    mortgages to secure payment of all or any part of the purchase price, or to secure any debt within 12 months after the acquisition thereof, or in the case of property, the completion of construction, improvement or commencement of substantial commercial operation of the property;

    •
    mortgages to secure indebtedness owing to us or to a restricted subsidiary;

    •
    mortgages existing at the date of the senior indenture;

    •
    mortgages on property of an entity existing at the time such entity is merged or consolidated with us or a restricted subsidiary;

    •
    mortgages on property of an entity at the time of a sale or lease of the properties of such entity as an entirety or substantially as an entirety to us or a restricted subsidiary;

    •
    mortgages incurred to finance the acquisition or construction of property secured by mortgages in favor of the United States or a political subdivision of the United States;

    •
    mortgages for taxes, assessments or other governmental charges not yet due or payable without penalty that are being contested by us or a restricted subsidiary, and for which we have adequately reserved;

    •
    mortgages incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

    •
    mortgages for materialmen's, mechanics', workmen's, repairmen's, landlord's mortgages for rent or other similar mortgages arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any restricted subsidiary in good faith and by appropriate proceedings;

    •
    mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property; or

    •
    mortgages constituting any extension, renewal or replacement of any mortgage listed above to the extent the mortgage is not increased.

SUBORDINATED DEBT SECURITIES

        The subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior debt, including any senior debt securities. In the event of our dissolution, winding up, liquidation or reorganization, the holders of senior debt shall be entitled to receive payment in full before holders of subordinated debt securities shall be entitled to receive any payment or distribution on any subordinated debt securities.

        In the event of insolvency, upon any distribution of our assets:

  •
  holders of subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing our assets to pay all senior debt remaining to the extent necessary to pay all holders of senior debt in full; and

  •
  our unsecured creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

DEFINITIONS RELATING TO SUBORDINATED DEBT SECURITIES

        "senior debt" means the principal, premium, if any, and unpaid interest on:

    •
    our indebtedness for borrowed money;

    •
    our obligations evidenced by bonds, debentures, notes or similar instruments;

    •
    our obligations under any interest rate swaps, caps, collars, options, and similar arrangements;

    •
    our obligations under any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge arrangements;

    •
    our obligations under any credit swaps, caps, floors, collars and similar arrangements;

    •
    indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

    •
    our obligations as lessee under leases required to be capitalized on the balance sheet in conformity with generally accepted accounting principles;

    •
    all obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

    •
    our reimbursement obligations in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and

    •
    our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

        However, senior debt shall not include (i) any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities or provides that such indebtedness is subordinate to our other indebtedness and obligations and (ii) indebtedness related to our Liquid Yield Option™ Notes due 2017.

        The subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of senior debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

DESCRIPTION OF COMMON STOCK

        Our certificate of incorporation authorizes us to issue up to 9,600,000,000 shares of common stock, par value $0.01 per share. As of May 12, 2006 there were approximately 2,802,381,088 shares of common stock outstanding.

        The holders of common stock as of the applicable record date are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock have cumulative voting rights for the election of our directors in accordance with our bylaws and Delaware law. Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available for distribution, and, in the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights and is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions available to the common stock. The common stock currently outstanding is validly issued, fully paid and nonassessable.

        The transfer agent and registrar for the common stock is Computershare Investor Services.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

        (1)   prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

        (2)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

    •
    by persons who are directors and also officers; and

    •
    by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

        (3)   at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include:

        (1)   any merger or consolidation involving the corporation and the interested stockholder;

        (2)   any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

        (3)   subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

        (4)   any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

        (5)   the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person who or which beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder.

        The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

DESCRIPTION OF PREFERRED STOCK

GENERAL

        Our certificate of incorporation authorizes us to issue up to 300,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our board of directors, however, has the authority without stockholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. The certificate of designation relating to each series will fix the rights, preferences and restrictions of the preferred stock of each series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

  •
  the number of shares in any series;

  •
  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock including whether there is any restriction on the repurchase or redemption of the preferred stock while there is any arrearage in the payment of dividends or sinking fund installments;

  •
  the liquidation preference per share of that series of preferred stock, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the certificate of designation for complete information. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

        Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

DESCRIPTION OF THE DEPOSITARY SHARES

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the SEC.

DIVIDENDS

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

LIQUIDATION PREFERENCE

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

REDEMPTION

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.

VOTING

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

WITHDRAWAL OF PREFERRED STOCK

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

CHARGES OF DEPOSITARY

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

MISCELLANEOUS

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

        Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

GENERAL

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This summary of certain provisions of the warrants is not complete. For the complete terms of the warrant agreement, you should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants.

DEBT WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

  •
  the title of the debt warrants;

  •
  the offering price for the debt warrants, if any;

  •
  the aggregate number of the debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;

  •
  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

  •
  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise, which may be payable in cash, securities or other property;

  •
  the dates on which the right to exercise the debt warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of the debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the debt warrants; and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

STOCK WARRANTS

        The prospectus supplement relating to a particular issue of warrants to issue our common stock or preferred stock will describe the terms of the warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities separately or together:

  •
  through one or more underwriters or dealers in a public offering and sale by them,

  •
  directly to investors, or

  •
  through agents.

        We may sell the securities from time to time:

  •
  in one or more transactions at a fixed price or prices which may be changed from time to time,

  •
  at market prices prevailing at the times of sale,

  •
  at prices related to such prevailing market prices, or

  •
  at negotiated prices.

        We will describe the method of distribution of the securities in the prospectus supplement.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock, will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of securities may make a market in the securities but are not required to do so and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any securities.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

LEGAL MATTERS

        Charles N. Charnas, Vice President, Deputy General Counsel and Assistant Secretary of HP or another lawyer within HP's Legal Department will provide opinions regarding the authorization and validity of the securities and, to the extent that authorization and validity are governed by New York law, such internal counsel may rely on the opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation. Mr. Charnas and the other lawyers in HP's Legal Department are paid salaries by HP, are participants in various employee benefit plans offered by HP to its employees generally and own and have options to purchase shares of HP common stock. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of HP appearing in HP's Annual Report (Form 10-K) for the year ended October 31, 2005 including the schedule appearing therein, and HP's management's assessment of the effectiveness of internal control over financial reporting as of October 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at http://www.hp.com, however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless the Company specifically states in such Current Report that such information is to be considered "filed" under the Exchange Act or the Company incorporates it by reference into a filing under the Securities Act or the Exchange Act):

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2005;

  •
  Quarterly Report on Form 10 Q for the quarter ended January 31, 2006;

  •
  Current Reports on Form 8-K filed on November 17, 2005 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information), November 23, 2005, February 15, 2006 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibits relating to that information), March 17, 2006, May 16, 2006 (except for the information furnished pursuant to Item 2.02 of Form 8-K and the furnished exhibit relating to that information) and May 22, 2006, and our amended Current Reports on Form 8-K/A filed on January 19, 2006 and February 27, 2006; and

  •
  Description of our common stock contained our Registration Statement on Form 8-A filed on or about November 6, 1957, as amended or updated.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Attn: Investor Relations Department
(650) 857-1501

$

          % Global Notes due                        , 2014

Prospectus Supplement
February     , 2009

Joint Book Running Managers

Banc of America Securities LLC
Credit Suisse
Deutsche Bank Securities
Morgan Stanley
RBS Greenwich Capital